UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 22, 2006
Move, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26659	95-4438337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
30700 Russell Ranch Road
Westlake Village, California 91362
(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (805) 557-2300
Move, Inc.

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Earlier this year, the Board of Directors (the “Board”) of Move, Inc. (the “Company”) requested that the Management Development and Compensation Committee (the “Compensation Committee”) of the Board recommend a comprehensive equity incentive program for the Company’s senior management team. The Compensation Committee retained a third party compensation consulting firm to assist in the preparation of such a program. The Compensation Committee and such consulting firm analyzed the vesting structure of existing equity grants of the Company’s senior management team, equity incentive programs of comparable companies and parameters recommended by proxy consulting firms such as Institutional Shareholder Services, among other factors. Based on this review, the Compensation Committee recommended to the Board a three year incentive program that combines time vested stock option grants and performance-based restricted stock unit awards.
The Board approved of the program at its regularly scheduled Board meeting held on June 22, 2006 and, accordingly, approved grants of stock options to the executive officers of the Company in the following amounts:

W. Michael Long	625,000 shares
Jack D. Dennison	308,333 shares
Allan D. Dalton	283,333 shares
Allan P. Merrill	283,333 shares
Lewis R. Belote	200,000 shares
Michael R. Douglas	200,000 shares
The stock options will be granted under the Company’s 1999 Stock Incentive Plan and the Company’s 2002 Stock Incentive Plan, and pursuant to award agreements substantially similar to the Certificate of Stock Option Grant filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005. In addition, the Board intends to grant additional stock options to the executive officers on or before the first and second anniversary of the June 22, 2006 grant. Each additional grant will be for an equal number of stock options, and will have substantially the same terms and conditions, as the June 22, 2006 grants, except that the future grants will have an exercise price equal to the closing price of the Company’s common stock on the date of grant.
In addition, on June 22, 2006, the Board approved grants of performance-based restricted stock units to the executive officers of the Company in the following amounts:

W. Michael Long	up to 1,500,000 restricted stock units
Jack D. Dennison	up to 675,000 restricted stock units
Allan D. Dalton	up to 605,000 restricted stock units
Allan P. Merrill	up to 605,000 restricted stock units
Lewis R. Belote	up to 405,000 restricted stock units
Michael R. Douglas	up to 405,000 restricted stock units

The performance-based restricted stock units will convert to shares of the Company’s common stock based upon achievement by the Company of certain performance goals relating to the Company’s EBITDA and revenues at the end of the Company’s fiscal year 2008. These awards, which are denominated in terms of a target number of shares, will be forfeited if performance does not reach a designated threshold level and may vest for up to 100% of the target number of shares for meeting or exceeding 100% of the performance goals.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
By virtue of its ownership of the Company’s sole outstanding share of Series A Preferred Stock, the National Association of Realtors® (the “NAR”) has the right to elect one of the Company’s directors. On June 22, 2006, the NAR re-elected Alan Yassky as a Class I director of the Company. Mr. Yassky will serve until the annual meeting of stockholders to be held in the year 2008 or until his earlier death, resignation or removal. Mr. Yassky is not expected to serve on any committees of the Board. In addition, if there is any vacancy in the office of a director elected by the holder of the Series A Preferred Stock, then a director to hold office for the unexpired term of such director may be elected by the vote or written consent of the holder of the Series A Preferred Stock.
The Company and NAR are party to certain arrangements that were described in the Proxy Statement for the Company’s 2006 annual meeting of stockholders filed with the Securities and Exchange Commission (the “SEC”) on May 25, 2006 under the heading “Certain Relationships And Related Transactions – Operating Agreement with the National Association of REALTORS®” and in Items 1 and 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005. These disclosures are incorporated by reference herein pursuant to General Instruction B.3 of Form 8-K.
As described in the Proxy Statement for the Company’s 2006 annual meeting of stockholders filed with the SEC on May 25, 2006, by virtue of their ownership of the Company’s Series B Convertible Participating Preferred Stock (the “Series B Preferred Stock”), Elevation Partners, L.P. (“Elevation Partners”) and Elevation Employee Side Fund, LLC (“Elevation Side Fund” and, together with Elevation Partners, “Elevation”) currently have the right to designate and to elect two directors to the Board (so long as they own at least two-thirds of the originally issued shares of Series B Preferred Stock or common stock on an as-converted basis). Subject to certain limitations, only holders of Series B Preferred Stock are entitled to remove or fill vacancies for such directors.
On June 22, 2006, Elevation Partners re-elected Roger B. McNamee as a Class I director of the Company and he will serve until the annual meeting of stockholders to be held in the year 2008 or until his earlier death, resignation or removal. Mr. McNamee is not expected to serve on any committees of the Board.

Mr. McNamee is a manager of each of Elevation Associates, LLC (“Elevation LLC”) and Elevation Management, LLC (“Elevation Management”). Elevation LLC is the general partner of Elevation Associates, L.P., which is the general partner of Elevation Partners. Elevation Management is the managing member of Elevation Side Fund. The Company and Elevation are party to certain arrangements that were described in the Proxy Statement for the Company’s 2006 annual meeting of stockholders filed with the SEC on May 25, 2006 under the heading “Certain Relationships And Related Transactions – Transactions with Elevation Partners”, including the purchase by Elevation of 100,000 shares of Series B Preferred Stock for a purchase price of $100,000,000, in connection with which the Company paid a transaction fee of $1,000,000 to Elevation Management and reimbursed Elevation Management for certain expenses in an amount equal to approximately $164,000 and directly paid for certain other expenses incurred by Elevation in an amount equal to approximately $1,158,000. These disclosures are incorporated by reference herein pursuant to General Instruction B.3 of Form 8-K.
On June 22, 2006, the Board increased the number of members of the Board from ten to eleven and elected Geraldine B. Laybourne as a Class II director of the Company. Ms. Laybourne will serve until the annual meeting of stockholders to be held in the year 2007 or until her earlier death, resignation or removal. Ms. Laybourne will also serve on the Company’s Governance and Nominating Committee. Pursuant to the terms of the Stipulation and Agreement of Settlement between the Company and the California State Teachers’ Retirement System (“CalSTRS”), as described in Note 21 of Item 8 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, the Board and representatives of CalSTRS worked cooperatively in identifying Ms. Laybourne to serve as the shareholder-nominated independent director on the Board. These disclosures are incorporated by reference herein pursuant to General Instruction B.3 of Form 8-K.
Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year
On June 22, 2006, the Board approved amendments to the Company’s Bylaws (the “Bylaws”) in order to conform the Bylaws with changes to the Company’s Restated Certificate of Incorporation to change the Company’s name from “Homestore, Inc.” to “Move, Inc.” that were approved by the Company’s stockholders at the Company’s annual meeting held on June 22, 2006. The Restated Certificate of Incorporation was filed with the Delaware Secretary of State on June 22, 2006. The provisions of the Bylaws amended are as follows:
(i) Header – The header was amended to reflect that the Bylaws were adopted effective June 22, 2005 and that the name of the Company is Move, Inc.

The Bylaws, as amended by the Board on, and effective as of, June 22, 2006, are attached to this Form 8-K as Exhibit 3.1.
Item 9.01 Financial Statements and Exhibits
(c)	Exhibits
3.1	Bylaws of Move, Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOVE, INC.
Date: June 28, 2006	By:	/s/ Michael R. Douglas
Michael R. Douglas
Executive Vice President and General Counsel

EXHIBIT INDEX
3.1	Bylaws of Move, Inc.